Exhibit 99

	Marriott International, Inc. Corporate Headquarters	Marriott Drive Washington, D.C. 20068 (301) 380-7770

CONTACT:	Tom Marder	NEWS
(301)380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS STRONG THIRD QUARTER RESULTS;

•	Worldwide systemwide comparable revenue per available room (REVPAR) rose 9.4 percent (9.0 percent using constant dollars) over third quarter 2005; Average daily rate increased 9.1 percent (8.8 percent using constant dollars);

•	North American comparable systemwide REVPAR increased 8.6 percent for the quarter ended September 8, 2006 and house profit margins expanded 210 basis points;

•	Base management and franchise fees increased 15 percent to $213 million as a result of continued REVPAR growth and unit expansion. Incentive fees grew 63 percent to $49 million;

•	The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development increased to over 85,000 rooms compared to 60,000 rooms in the year ago quarter and 80,000 rooms at the end of the second quarter. Nearly 6,300 rooms and timeshare resort units opened during the third quarter, with systemwide rooms at the end of the third quarter totaling more than 510,000;

•	Marriott repurchased 12.4 million shares of its common stock for $451 million during the third quarter; year-to-date, through October 4, 2006, the company repurchased 31.6 million shares for $1.1 billion.

WASHINGTON, D.C. – October 5, 2006 – Marriott International, Inc. (NYSE:MAR) today reported net income of $141 million and diluted earnings per share of $0.33 during the third quarter.

Adjusted income from continuing operations for the quarter rose 12 percent to $144 million, and adjusted diluted earnings from continuing operations per share jumped 21 percent to $0.34. Adjusted results for both years exclude the impact of the company’s synthetic fuel business. The 2005 adjusted results also exclude the impact of a $17 million pre-tax impairment charge ($0.02 per share after-tax) related to an investment in a leveraged lease aircraft.

Exhibit 99

J.W. Marriott, Jr., Marriott International’s chairman and chief executive officer, said, “We are pleased with the continued strong growth in the third quarter. Across our system, the vibrancy of many important markets and sustained demand of key customers delivered great revenue growth. And with strong meeting and business travel coupled with healthy holiday travel bookings to the Caribbean and other resort destinations, we are optimistic about our fourth quarter performance.”

“We are not resting on our success, but are building greater strength as we grow the distribution of our brands and aggressively reinvent and renovate our hotels. We continue to deploy exciting, innovative tools to strengthen our relationships with customers and to drive bottom-line growth. As new lodging industry supply growth remains limited, our future looks brighter than ever.”

In the 2006 third quarter (12 week period from June 17, 2006 to September 8, 2006), REVPAR for the company’s comparable worldwide systemwide properties increased 9.4 percent (9.0 percent using constant dollars). Systemwide comparable North American REVPAR increased 8.6 percent in the quarter, largely driven by room rate improvement. Particularly strong results came from markets along the East and West Coasts, as well as Chicago.

REVPAR at the company’s comparable systemwide North American full-service hotels (including Marriott Hotels & Resorts, The Ritz-Carlton, and Renaissance Hotels & Resorts) increased 8.6 percent during the quarter. North American systemwide REVPAR for the company’s comparable select-service and extended-stay brands (including Courtyard, Fairfield Inn, Residence Inn, TownePlace Suites, and SpringHill Suites) rose 8.7 percent.

In the 2006 third quarter, international company-operated comparable REVPAR jumped 14.0 percent (11.3 percent using constant dollars) driven by higher room rates. Continental Europe showed strong REVPAR gains with company-operated hotels in Germany posting 22.4 percent REVPAR increases over the year ago quarter due to the World Cup and a strengthening economic climate.

Exhibit 99

House profit margins for both North American and worldwide comparable company-operated properties increased 210 basis points during the quarter. Higher room rates and continued cost efficiency improvements drove margins. Property-level EBITDA margins for comparable North American company-operated properties, calculated as if wholly owned, rose 200 basis points.

In the third quarter, Marriott added 38 new properties (6,281 rooms) to its worldwide lodging portfolio, including the 150-room Paris Courtyard Colombes, a new Courtyard prototype for Europe, and the 500-room Renaissance Schaumburg Hotel & Convention Center, a signature property featuring the latest technological, architectural and savvy service innovations which will soon be rolled out to other properties. Twelve properties (2,792 rooms) exited the system, including six Fairfield Inn properties (735 rooms). At quarter-end, the company’s lodging group encompassed 2,815 hotels and timeshare resorts for a total of 510,506 rooms.

Marriott’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development rose to over 85,000 rooms, up from 60,000 rooms in the year ago quarter and 80,000 rooms at the end of the 2006 second quarter, representing the largest pipeline in the company’s history. Full service hotels (Marriott, Renaissance and Ritz-Carlton) represent 35 percent of the pipeline and over 60 percent of those hotels will be located outside North America.

MARRIOTT REVENUES totaled $2.7 billion and were flat versus the year-ago quarter as lodging revenue growth offset a $92 million decline in synthetic fuel revenues. Base management and franchise fees rose 15 percent to $213 million as a result of REVPAR improvement and unit growth. Incentive fees increased 63 percent to $49 million, reflecting both REVPAR improvement and strong food and beverage and spa profits. Incentive fees include $10 million and $6 million for the third quarters of 2006 and 2005, respectively, that were calculated based on prior period earnings but not earned and due until the periods in which they were recognized. In the 2006 third quarter, 50 percent of the company’s managed properties paid incentive fees, compared to 44 percent in the year ago quarter.

Exhibit 99

Owned, leased, corporate housing and other revenue was up slightly versus the year ago quarter primarily reflecting termination fees totaling $13 million and higher revenues associated with the stronger demand environment. Offsetting those increases were lower rent associated with land sold in late 2005 and lower revenue resulting from the sale of 10 properties since the end of the 2005 third quarter.

Revenue from timeshare sales and services declined 5 percent in the third quarter, largely due to projects in the early stages of development that did not reach revenue reporting thresholds. Timeshare sales and services, net of direct expenses, increased by $13 million. Third quarter timeshare results include the reversal of a contingency reserve established several years ago related to marketing incentives totaling $15 million.

Overall timeshare contract sales increased 3 percent during the quarter reflecting the delay of sales starts at one of its joint venture projects. However, a large Hawaiian project has seen significant increases in reservations, which will become contract sales as local jurisdictional requirements are met. Demand for other resorts continues to be strong, particularly in St. Kitts and Maui.

General and administrative expenses for the third quarter were flat at $149 million and included $10 million associated with the new accounting rules requiring the expensing of all share-based compensation. In the third quarter 2005, the company recorded a $6 million charge associated with the settlement of litigation.

SYNTHETIC FUEL operations had a $0.01 loss per share during the 2006 third quarter, compared to earnings per share of $0.07 in the year ago quarter. Lower synthetic fuel earnings reflected the suspension of production in April 2006 and the impact of revising the estimated phase out of the 2006 tax credits from 38 percent to 51 percent due to higher oil prices. Excluding the impact of synthetic fuel operations, the effective tax rate was approximately 34.8 percent in the third quarter of 2006. The company expects the tax rate for 2006, excluding synthetic fuel operations, to approximate 35 percent.

Exhibit 99

GAINS AND OTHER INCOME totaled $13 million (or $10 million excluding synthetic fuel) and included $4 million of net gains on the sale of real estate, a gain of $3 million from the sale of an interest in one joint venture and $3 million of preferred returns from joint venture investments.

INTEREST EXPENSE increased $5 million to $29 million, primarily due to higher interest rates.

INTEREST INCOME totaled $11 million during the quarter, down from $13 million in the year ago quarter, primarily driven by loan repayments in the last year. Interest income in 2006 reflected $3 million of income associated with a previously impaired loan. The $17 million provision for loan losses in the year ago quarter related to a non-cash pre-tax charge associated with the impairment of an aircraft leveraged lease receivable.

EQUITY IN EARNINGS/(LOSSES) reflect Marriott’s share of income or losses in equity joint venture investments. In the third quarter of 2005, several hotels in which the company had an equity investment were sold and $15 million of equity earnings were recognized.

At the end of the 2006 third quarter, total debt was $1,636 million and cash balances totaled $136 million, compared to $1,737 million in total debt and $203 million of cash at the end of 2005.

The company repurchased 12.4 million shares of common stock in the third quarter of 2006 at a cost of $451 million. Year-to-date, through October 4, 2006, the company repurchased 31.6 million shares of common stock at a cost of $1.1 billion and the remaining share repurchase authorization as of that date totaled 44.2 million shares.

Exhibit 99

FOURTH QUARTER 2006 OUTLOOK

The company expects REVPAR to increase 7.5 to 8.5 percent in the fourth quarter, with 225 to 250 basis points of margin improvement. Under these assumptions, the company expects total fee revenue for the fourth quarter to total approximately $370 million to $380 million, an increase of 13 to 16 percent.

Timeshare sales and services revenues, net of expenses, should total $115 million to $120 million in the fourth quarter. Included in that estimate is roughly $35 million of gains related to a timeshare mortgage note sale transaction the company expects to complete in the fourth quarter. Beginning in 2006, those gains are included in timeshare sales and services revenue. Even excluding those gains, the company expects timeshare sales and services revenue, net of expenses, to increase substantially over the year ago quarter as several projects achieve higher reportability thresholds. With strong customer interest in the company’s new projects, Marriott expects contract sales (including joint venture sales) to increase roughly 20 percent in 2006 fourth quarter.

General, administrative and other expenses are expected to increase approximately 10 to 12 percent in the fourth quarter to $215 million to $220 million from $196 million. This guidance includes an estimated $12 million pre-tax impact of FAS No. 123(R), which requires the expensing of all share-based compensation (including stock options), for the quarter.

Given the items above, the company estimates that lodging operating income will total $310 million to $335 million in the fourth quarter.

The company expects lodging gains and other income to total approximately $10 million in the fourth quarter, excluding mortgage note sale gains which will be included in timeshare sales and services revenue.

Net interest expense is expected to total $25 million to $30 million, an increase of $2 million to $7 million, primarily driven by higher interest rates.

Exhibit 99

The company expects investment spending in 2006 to total approximately $900 million, including $50 million for maintenance capital spending, $375 million for capital expenditures and acquisitions, $100 million for timeshare development, $100 million in new mezzanine financing and mortgage loans for hotels developed by owners and franchisees, and approximately $275 million in equity and other investments (including timeshare equity investments).

2007 OUTLOOK

The company expects REVPAR to increase 7 to 8 percent with 150 to 200 basis points in margin improvement. Total fee revenue is estimated to range from $1,360 million to $1,380 million with diluted earnings per share from continuing operations of $1.78 to $1.88 excluding Synfuel.

Exhibit 99

Under the above assumptions, the company currently estimates the following results for the fourth quarter, full year 2006 and full year 2007. The table below reflects timeshare note sale gains included in timeshare sales and services, net of direct expenses.

	Fourth Quarter 2006	Full Year 2006	Full Year 2007

Total fee revenue	$370 million to $380 million	$1,204 million to $1,214 million	$1,360 million to $1,380 million

Owned, leased, corporate housing and other, net of direct expenses	$45 million to $50 million	$176 million to $181 million	$155 million to $160 million

Timeshare sales and services, net of direct expenses[1]	$115 million to $120 million	$339 million to $344 million	$305 million to $320 million

General, administrative & other expenses[2]	$220 million to $215 million	$660 million to $655 million	$675 million to $665 million

Lodging operating income[1,2]	$310 million to $335 million	$1,059 million to $1,084 million	$1,145 million to $1,195 million

Gains (excluding synthetic fuel)[3]	Approx $10 million	Approx $63 million	Approx $20 million

Net interest expense[4]	$30 million to $25 million	$78 million to $73 million	Approx $125 million

Equity in earnings/(losses)	Approx $5 million	Approx $7 million	$45 million to $55 million

Earnings per share from synthetic fuel	No guidance	No guidance	No guidance

Earnings per share excluding synthetic fuel[2,5]	$0.46 to $0.51	$1.59 to $1.64	$1.78 to $1.88

Core tax rate excluding synthetic fuel	35.2 percent	35.2 percent	35.0 percent

[1]	Includes timeshare mortgage note sale gains.
[2]	Full year 2006 includes pre-tax expense of $39 million ($0.06 per share) associated with the adoption of FAS No. 123(R) ($12 million ($0.02 per share) for the 2006 fourth quarter).
[3]	Excludes timeshare mortgage note sale gains and a $2 million gain reported year-to-date from the synthetic fuel business.
[4]	Includes interest expense, provision for loan losses and interest income.
[5]	Full year estimate is before the cumulative effect of a change in accounting principle associated with the new timeshare accounting rules. The company recorded an after-tax charge of $105 million ($0.24 per share) in the 2006 first quarter.

Exhibit 99

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, October 5, 2006 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor. To listen, click the “Recent Investor News” tab and then click on the quarterly conference call link. A replay will be available on the Internet until November 5, 2006.

The telephone dial-in number for the conference call is 719-457-2604. A telephone replay of the conference call will also be available by telephone from 1 p.m. ET, Thursday, October 5, 2006 until Thursday, October 12, 2006 at 8 p.m. ET. To access the recording, call 719-457-0820. The reservation number for the recording is 5347658.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earning trends; statements concerning the number of lodging properties we expect to add in future years; our expected investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the duration and full extent of the current growth environment in both the economy and the lodging industry; supply and demand changes for hotel rooms, timeshare interval, fractional and whole ownership products, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and matters referred to in our most recent quarterly report on Form 10-Q under the heading “Risks Factors”, any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Exhibit 99

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with more than 2,800 lodging properties in the United States and 67 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club International, Horizons, The Ritz-Carlton Club and Grand Residences by Marriott brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. Marriott is also in the synthetic fuel business. The company is headquartered in Washington, D.C., and had approximately 143,000 employees at 2005 year-end. In fiscal year 2005, Marriott International reported sales from continuing operations of $11.6 billion. For more information or reservations, please visit our web site at www.marriott.com.

IRPR#1

Tables follow

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	12 Weeks Ended September 8, 2006			12 Weeks Ended September 9, 2005
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (Worse)
REVENUES
Base management fees	$119	$—	$119	$108	$—	$108	10
Franchise fees	94	—	94	78	—	78	21
Incentive management fees	49	—	49	30	—	30	63
Owned, leased, corporate housing and other revenue [1]	239	—	239	236	—	236	1
Timeshare sales and services [2]	374	—	374	393	—	393	(5)
Cost reimbursements [3]	1,822	—	1,822	1,771	—	1,771	3
Synthetic fuel	—	6	6	—	98	98	(94)

Total Revenues	2,697	6	2,703	2,616	98	2,714	—

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	201	—	201	197	—	197	(2)
Timeshare - direct	298	—	298	330	—	330	10
Reimbursed costs	1,822	—	1,822	1,771	—	1,771	(3)
General, administrative and other [5]	149	—	149	149	—	149	—
Synthetic fuel	—	4	4	—	132	132	97

Total Expenses	2,470	4	2,474	2,447	132	2,579	4

OPERATING INCOME (LOSS)	$227	$2	229	$169	$(34)	135	70

Gains and other income [6]			13			39	(67)
Interest expense			(29)			(24)	(21)
Interest income			11			13	(15)
Provision for loan losses			—			(17)	100
Equity in (losses) earnings [7]			(1)			17	(106)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST			223			163	37
Provision for income taxes			(82)			(33)	(148)
Minority interest			—			18	(100)

INCOME FROM CONTINUING OPERATIONS			141			148	(5)
Discontinued operations, net of tax			—			1	(100)

NET INCOME			$141			$149	(5)

EARNINGS PER SHARE - Basic [8]
Earnings from continuing operations			$0.35			$0.34	3
Earnings from discontinued operations			—			—	—

Earnings per share			$0.35			$0.34	3

EARNINGS PER SHARE - Diluted [8]
Earnings from continuing operations			$0.33			$0.32	3
Earnings from discontinued operations			—			—	—

Earnings per share			$0.33			$0.32	3

Basic Shares [8]			400.7			430.5
Diluted Shares [8]			424.7			458.7

[1]–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our ExecuStay business, land rent income and other revenue.
[2]–	Timeshare sales and services includes total timeshare revenue except for base fees, cost reimbursements, real estate gains and joint venture earnings (losses). We understand that the Staff of the Securities and Exchange Commission will be evaluating the presentation of interest income associated with timeshare notes receivable. We recorded $9 million for each of the twelve weeks ended September 8, 2006, and September 9, 2005, of such interest income as “Timeshare sales and services” revenue.
[3]–	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4]–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our ExecuStay business.
[5]–	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs and general expenses.
[6]–	Gains and other income includes net gains on the sale of real estate, gains on note sales or repayments, gains on the sale of joint ventures, income from cost method joint ventures and net earn-out payments associated with our synthetic fuel operations.
[7]–	Equity in (losses) earnings includes our equity in (losses) earnings of unconsolidated joint ventures.
[8]–	All share and per share amounts reflect the June 9, 2006, two-for-one stock split effected in the form of a stock dividend.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	36 Weeks Ended September 8, 2006			36 Weeks Ended September 9, 2005
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (Worse)
REVENUES
Base management fees	$380	$—	$380	$342	$—	$342	11
Franchise fees	269	—	269	226	—	226	19
Incentive management fees	185	—	185	132	—	132	40
Owned, leased, corporate housing and other revenue [1]	765	—	765	583	—	583	31
Timeshare sales and services [2]	1,051	—	1,051	1,074	—	1,074	(2)
Cost reimbursements [3]	5,547	—	5,547	5,248	—	5,248	6
Synthetic fuel	—	102	102	—	304	304	(66)

Total Revenues	8,197	102	8,299	7,605	304	7,909	5

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	634	—	634	480	—	480	(32)
Timeshare - direct	827	—	827	871	—	871	5
Reimbursed costs	5,547	—	5,547	5,248	—	5,248	(6)
General, administrative and other [5]	440	—	440	557	—	557	21
Synthetic fuel	—	145	145	—	419	419	65

Total Expenses	7,448	145	7,593	7,156	419	7,575	—

OPERATING INCOME (LOSS)	$749	$(43)	706	$449	$(115)	334	111

Gains and other income [6]			55			97	(43)
Interest expense			(86)			(69)	(25)
Interest income			34			65	(48)
Reversal of (provision for) loan losses			3			(28)	111
Equity in earnings [7]			2			18	(89)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST			714			417	71
Provision for income taxes			(223)			(18)	(1,139)
Minority interest			6			32	(81)

INCOME FROM CONTINUING OPERATIONS			497			431	15
Discontinued operations, net of tax			—			1	(100)
Cumulative effect of change in accounting principle, net of tax [8]			(105)			—	*

NET INCOME			$392			$432	(9)

EARNINGS PER SHARE - Basic [9]
Earnings from continuing operations			$1.22			$0.98	24
Earnings from discontinued operations			—			—	—
Losses from cumulative effect of change in accounting principle			(0.26)			—	*

Earnings per share			$0.96			$0.98	(2)

EARNINGS PER SHARE - Diluted [9]
Earnings from continuing operations			$1.14			$0.92	24
Earnings from discontinued operations			—			—	—
Losses from cumulative effect of change in accounting principle			(0.24)			—	*

Earnings per share			$0.90			$0.92	(2)

Basic Shares [9]			408.3			440.8
Diluted Shares [9]			434.4			470.6

*	Percent can not be calculated.
[1]–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our ExecuStay business, land rent income and other revenue.
[2]–	Timeshare sales and services includes total timeshare revenue except for base fees, cost reimbursements, real estate gains and joint venture earnings (losses). For 2006 only, timeshare sales and services includes gains on the sale of timeshare note receivable securitizations. In accordance with recent discussions between the American Resort Development Association and the Securities and Exchange Commission regarding the income statement presentation of Timeshare segment note securitizations gains, we reclassified, in our income statement for the thirty-six weeks ended September 8, 2006, timeshare securitization gains of $40 million recognized in the 2006 second quarter from the “Gains and other income” caption to the “Timeshare sales and services” revenue caption. Additionally, we understand that the Staff of the Securities and Exchange Commission will be evaluating the presentation of interest income associated with timeshare notes receivable. We recorded $29 million and $27 million for the thirty-six weeks ended September 8, 2006, and September 9, 2005, respectively, of such interest income as “Timeshare sales and services” revenue.
[3]–	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4]–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our ExecuStay business.
[5]–	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs and general expenses. Expenses in 2005 included a $94 million charge associated with the CTF transaction as well as charges totaling $30 million associated with our bedding incentive program.
[6]–	Gains and other income includes net gains on the sale of real estate, gains on note sales or repayments, gains on the sale of joint ventures, income from cost method joint ventures, net earn-out payments associated with our synthetic fuel operations and for 2005 only, timeshare note securitization gains. Timeshare note securitization gains for 2005 totaled $29 million. See footnote 2 for information regarding timeshare note securitization gains for 2006.
[7]–	Equity in earnings includes our equity in earnings of unconsolidated joint ventures.
[8]–	Cumulative effect of change in accounting principle, net of tax is associated with the adoption, in the 2006 first quarter, of Statement of Position 04-2, “Accounting for Real Estate Time-sharing Transactions” which was issued by the American Institute of Certified Public Accountants.
[9]–	All share and per share amounts reflect the June 9, 2006, two-for-one stock split effected in the form of a stock dividend.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Business Segments

($ in millions)

	Twelve Weeks Ended		Percent Better/ (Worse)
	September 8, 2006	September 9, 2005
REVENUES

Full-Service	$1,787	$1,713	4
Select-Service	331	303	9
Extended-Stay	166	149	11
Timeshare	413	451	(8)

Total lodging [1]	2,697	2,616	3
Synthetic Fuel	6	98	(94)

Total	$2,703	$2,714	—

INCOME FROM CONTINUING OPERATIONS

Full-Service	$131	$129	2
Select-Service	57	49	16
Extended-Stay	29	14	107
Timeshare	61	50	22

Total lodging financial results [1]	278	242	15
Synthetic Fuel (after-tax)	(3)	30	(110)
Unallocated corporate expenses	(42)	(38)	(11)
Interest income, provision for loan losses and interest expense (excluding Synthetic Fuel)	(15)	(28)	46
Income taxes (excluding Synthetic Fuel)	(77)	(58)	(33)

Total	$141	$148	(5)

[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Business Segments

($ in millions)

	Thirty-six Weeks Ended		Percent Better/ (Worse)
	September 8, 2006	September 9, 2005
REVENUES

Full-Service	$5,566	$5,093	9
Select-Service	969	868	12
Extended-Stay	466	411	13
Timeshare	1,196	1,233	(3)

Total lodging [1]	8,197	7,605	8
Synthetic Fuel	102	304	(66)

Total	$8,299	$7,909	5

INCOME FROM CONTINUING OPERATIONS
Full-Service	$489	$275	78
Select-Service	174	130	34
Extended-Stay	75	43	74
Timeshare	180	193	(7)

Total lodging financial results [1]	918	641	43
Synthetic Fuel (after-tax)	4	92	(96)
Unallocated corporate expenses	(113)	(97)	(16)
Interest income, reversal of or provision for loan losses and interest expense (excluding Synthetic Fuel)	(48)	(32)	(50)
Income taxes (excluding Synthetic Fuel)	(264)	(173)	(53)

Total	$497	$431	15

[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Total Lodging Products 1

	Number of Properties			Number of Rooms/Suites
Brand	Sept. 8, 2006	Sept. 9, 2005	vs. Sept. 9, 2005	Sept. 8, 2006	Sept. 9, 2005	vs. Sept. 9, 2005
Full-Service Lodging
Marriott Hotels & Resorts	516	502	14	186,154	181,599	4,555
The Ritz-Carlton	60	58	2	19,382	18,907	475
Renaissance Hotels & Resorts	137	137	—	48,228	48,137	91
Bulgari Hotel & Resort	1	1	—	58	58	—
Ramada International	2	4	(2)	332	724	(392)
Select-Service Lodging
Courtyard	722	680	42	104,082	98,043	6,039
Fairfield Inn	520	521	(1)	47,019	47,826	(807)
SpringHill Suites	149	135	14	17,370	15,767	1,603
Extended-Stay Lodging
Residence Inn	511	482	29	61,329	57,296	4,033
TownePlace Suites	122	119	3	12,295	12,021	274
Marriott Executive Apartments	18	16	2	3,027	2,809	218
Timeshare [2]
Marriott Vacation Club International	45	44	1	10,189	9,231	958
The Ritz-Carlton Club	7	4	3	400	280	120
Grand Residences by Marriott	3	2	1	313	248	65
Horizons by Marriott Vacation Club	2	2	—	328	328	—

Total	2,815	2,707	108	510,506	493,274	17,232

	Number of Timeshare Interval, Fractional and Whole Ownership Resorts [2]
	Total[3]	In Active Sales
100% Company-Developed
Marriott Vacation Club International	44	24
The Ritz-Carlton Club	3	2
Grand Residences by Marriott	3	3
Horizons by Marriott Vacation Club	2	2
Joint Ventures
Marriott Vacation Club International	1	1
The Ritz-Carlton Club	4	4

Total	57	36

[1]	Total Lodging Products excludes the 2,045 corporate housing rental units.
[2]	Includes products in active sales which may not be ready for occupancy.
[3]	Includes resorts that are in active sales as well as those that are sold out.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties [1]

	Twelve Weeks Ended September 8, 2006 and September 9, 2005
	REVPAR		Occupancy			Average Daily Rate
Brand	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Marriott Hotels & Resorts	$116.08	7.9%	74.0%	-1.1	% pts.	$156.77	9.6%
The Ritz-Carlton [2]	$193.59	9.2%	73.4%	1.5	% pts.	$263.58	7.0%
Renaissance Hotels & Resorts	$112.28	6.8%	73.3%	-1.4	% pts.	$153.22	8.8%
Composite - Full-Service	$123.48	8.0%	73.9%	-0.9	% pts.	$167.16	9.3%
Residence Inn	$95.75	5.9%	81.7%	-1.6	% pts.	$117.21	8.0%
Courtyard	$84.60	9.4%	73.0%	-0.8	% pts.	$115.87	10.7%
TownePlace Suites	$64.21	11.1%	81.3%	0.4	% pts.	$78.99	10.5%
SpringHill Suites	$78.27	8.7%	76.1%	-1.8	% pts.	$102.83	11.3%
Composite - Select-Service & Extended-Stay	$85.77	8.3%	76.0%	-1.1	% pts.	$112.93	9.9%
Composite - All	$107.42	8.1%	74.8%	-1.0	% pts.	$143.69	9.5%

Comparable Systemwide North American Properties[1]

	Twelve Weeks Ended September 8, 2006 and September 9, 2005
	REVPAR		Occupancy			Average Daily Rate
Brand	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Marriott Hotels & Resorts	$107.12	8.5%	73.1%	-0.1	% pts.	$146.63	8.6%
The Ritz-Carlton [2]	$193.59	9.2%	73.4%	1.5	% pts.	$263.58	7.0%
Renaissance Hotels & Resorts	$106.03	8.4%	73.6%	-0.1	% pts.	$144.10	8.5%
Composite - Full-Service	$112.57	8.6%	73.2%	0.0	% pts.	$153.88	8.5%
Residence Inn	$95.40	6.8%	83.0%	-0.7	% pts.	$114.90	7.7%
Courtyard	$87.29	9.3%	75.6%	-0.2	% pts.	$115.54	9.6%
Fairfield Inn	$64.28	9.5%	76.4%	0.5	% pts.	$84.14	8.8%
TownePlace Suites	$64.37	9.9%	80.8%	0.2	% pts.	$79.67	9.7%
SpringHill Suites	$76.99	10.1%	77.3%	0.1	% pts.	$99.64	10.0%
Composite - Select-Service & Extended-Stay	$82.61	8.7%	78.1%	-0.2	% pts.	$105.79	8.9%
Composite - All	$94.65	8.6%	76.1%	-0.1	% pts.	$124.37	8.7%

[1]	Composite - All statistics include properties for the Marriott Hotels & Resorts, The Ritz-Carlton, Renaissance Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands. Full-Service composite statistics include properties for Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels & Resorts. Select-Service and Extended-Stay composite statistics include properties for the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[2]	Statistics for The Ritz-Carlton are for June through August.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties 1

	Thirty-Six Weeks Ended September 8, 2006 and September 9, 2005
	REVPAR		Occupancy			Average Daily Rate
Brand	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Marriott Hotels & Resorts	$120.86	8.5%	73.3%	-0.4	% pts.	$164.99	9.0%
The Ritz-Carlton [2]	$223.76	10.2%	74.6%	2.7	% pts.	$299.92	6.2%
Renaissance Hotels & Resorts	$119.20	12.0%	74.3%	1.6	% pts.	$160.34	9.6%
Composite - Full-Service	$130.03	9.2%	73.5%	0.2	% pts.	$176.83	8.9%
Residence Inn	$94.13	8.4%	80.1%	-0.4	% pts.	$117.45	9.0%
Courtyard	$85.30	11.0%	72.2%	0.0	% pts.	$118.12	11.1%
TownePlace Suites	$60.66	12.5%	77.6%	1.1	% pts.	$78.12	10.9%
SpringHill Suites	$76.16	9.6%	74.2%	-1.1	% pts.	$102.65	11.2%
Composite - Select-Service & Extended-Stay	$85.52	10.3%	74.8%	-0.1	% pts.	$114.35	10.5%
Composite - All	$110.93	9.5%	74.1%	0.1	% pts.	$149.76	9.4%

Comparable Systemwide North American Properties1

	Thirty-Six Weeks Ended September 8, 2006 and September 9, 2005
	REVPAR		Occupancy			Average Daily Rate
Brand	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Marriott Hotels & Resorts	$109.83	9.4%	72.0%	0.6	% pts.	$152.64	8.5%
The Ritz-Carlton [2]	$223.76	10.2%	74.6%	2.7	% pts.	$299.92	6.2%
Renaissance Hotels & Resorts	$110.17	12.0%	73.4%	1.7	% pts.	$150.12	9.4%
Composite - Full-Service	$116.45	9.8%	72.3%	0.9	% pts.	$161.04	8.5%
Residence Inn	$91.66	8.6%	80.7%	0.5	% pts.	$113.57	8.0%
Courtyard	$85.58	10.6%	73.9%	0.7	% pts.	$115.85	9.6%
Fairfield Inn	$59.36	11.8%	72.4%	1.7	% pts.	$82.00	9.1%
TownePlace Suites	$61.54	11.4%	77.6%	0.9	% pts.	$79.28	10.1%
SpringHill Suites	$74.55	11.8%	75.5%	1.2	% pts.	$98.81	10.0%
Composite - Select-Service & Extended-Stay	$79.58	10.3%	75.7%	0.9	% pts.	$105.18	9.0%
Composite - All	$94.30	10.1%	74.3%	0.9	% pts.	$126.89	8.8%

[1]	Composite - All statistics include properties for the Marriott Hotels & Resorts, The Ritz-Carlton, Renaissance Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands. Full-Service composite statistics include properties for Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels & Resorts. Select-Service and Extended-Stay composite statistics include properties for the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[2]	Statistics for The Ritz-Carlton are for January through August.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated International Properties 1,2

	Three Months Ended August 31, 2006 and August 31, 2005
	REVPAR		Occupancy			Average Daily Rate
Region/Brand [3]	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Caribbean & Latin America	$105.48	9.5%	74.2%	1.2	% pts.	$142.25	7.7%
Continental Europe	$113.77	13.2%	75.3%	0.4	% pts.	$151.02	12.5%
United Kingdom	$192.62	17.6%	84.4%	3.9	% pts.	$228.26	12.2%
Middle East & Africa	$82.80	9.0%	69.1%	2.4	% pts.	$119.90	5.3%
Asia Pacific [4]	$88.08	12.7%	76.0%	1.3	% pts.	$115.90	10.8%

The Ritz-Carlton International	$142.50	2.2%	68.3%	-1.1	% pts.	$208.74	3.9%

Total International [5]	$110.22	11.3%	75.5%	0.9	% pts.	$146.06	10.0%

Worldwide [6]	$108.19	9.0%	75.0%	-0.5	% pts.	$144.35	9.6%

Comparable Systemwide International Properties 1,2

	Three Months Ended August 31, 2006 and August 31, 2005
	REVPAR		Occupancy			Average Daily Rate
Region/Brand [3]	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Caribbean & Latin America	$98.45	8.3%	72.7%	1.1	% pts.	$135.33	6.7%
Continental Europe	$113.21	13.0%	73.6%	1.5	% pts.	$153.87	10.6%
United Kingdom	$161.82	15.8%	78.8%	3.7	% pts.	$205.33	10.4%
Middle East & Africa	$79.57	9.4%	70.0%	2.4	% pts.	$113.61	5.7%
Asia Pacific [4]	$92.36	10.4%	76.6%	1.4	% pts.	$120.59	8.3%

The Ritz-Carlton International	$142.50	2.2%	68.3%	-1.1	% pts.	$208.74	3.9%

Total International [5]	$108.86	10.6%	74.8%	1.3	% pts.	$145.54	8.6%

Worldwide [6]	$97.10	9.0%	75.9%	0.2	% pts.	$127.96	8.8%

[1]	International financial results are reported on a period basis, while International statistics are reported on a monthly basis.
[2]	Statistics are in constant dollars for June through August. Excludes North America (except for Worldwide).
[3]	Region information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Does not include The Ritz-Carlton brand.
[4]	Does not include Hawaii.
[5]	Includes Hawaii.
[6]	Includes international statistics for the three calendar months ended August 31, 2006 and August 31, 2005, and North American statistics for the twelve weeks ended September 8, 2006 and September 9, 2005. Includes the Marriott Hotels & Resorts, The Ritz-Carlton, Renaissance Hotels & Resorts, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated International Properties 1,2

	Eight Months Ended August 31, 2006 and August 31, 2005
	REVPAR		Occupancy			Average Daily Rate
Region/Brand [3]	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Caribbean & Latin America	$123.52	12.4%	76.7%	2.6	% pts.	$161.10	8.6%
Continental Europe	$102.49	10.3%	71.3%	2.0	% pts.	$143.75	7.2%
United Kingdom	$171.74	15.5%	79.0%	3.5	% pts.	$217.42	10.4%
Middle East & Africa	$95.88	10.5%	69.9%	-0.7	% pts.	$137.08	11.6%
Asia Pacific [4]	$91.22	12.6%	75.4%	1.4	% pts.	$120.97	10.5%

The Ritz-Carlton International	$154.35	4.2%	69.4%	-2.4	% pts.	$222.36	7.8%

Total International [5]	$110.20	10.9%	74.1%	1.2	% pts.	$148.81	9.1%

Worldwide [6]	$110.75	9.9%	74.1%	0.4	% pts.	$149.52	9.4%

Comparable Systemwide International Properties 1,2

	Eight Months Ended August 31, 2006 and August 31, 2005
	REVPAR		Occupancy			Average Daily Rate
Region/Brand [3]	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Caribbean & Latin America	$113.75	8.9%	74.1%	1.3	% pts.	$153.43	7.1%
Continental Europe	$100.85	10.9%	69.1%	2.3	% pts.	$146.04	7.3%
United Kingdom	$146.81	13.7%	73.7%	3.1	% pts.	$199.08	9.0%
Middle East & Africa	$90.61	11.4%	70.0%	-0.7	% pts.	$129.52	12.5%
Asia Pacific [4]	$93.49	11.3%	75.7%	1.3	% pts.	$123.48	9.3%

The Ritz-Carlton International	$154.35	4.2%	69.4%	-2.4	% pts.	$222.36	7.8%

Total International [5]	$107.24	10.3%	72.9%	1.2	% pts.	$147.17	8.4%

Worldwide [6]	$96.31	10.1%	74.1%	0.9	% pts.	$129.99	8.7%

[1]	International financial results are reported on a period basis, while International statistics are reported on a monthly basis.
[2]	Statistics are in constant dollars for January through August. Excludes North America (except for Worldwide).
[3]	Region information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Does not include The Ritz-Carlton brand.
[4]	Does not include Hawaii.
[5]	Includes Hawaii.
[6]	Includes international statistics for the eight calendar months ended August 31, 2006 and August 31, 2005, and North American statistics for the thirty-six weeks ended September 8, 2006 and September 9, 2005. Includes the Marriott Hotels & Resorts, The Ritz-Carlton, Renaissance Hotels & Resorts, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

In our press release and schedules we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the tables on the following pages reconcile the most directly comparable generally accepted accounting principle measures to the non-GAAP measures (identified by a double asterisk on the following pages) that we refer to in our press release. Although our management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Synthetic Fuel. We do not consider the Synthetic Fuel segment to be related to our core business, which is lodging. In addition, management expects the Synthetic Fuel segment will no longer have a material impact on our business after the end of 2007, when the Internal Revenue Code provision which provides for synthetic fuel tax credits expires. Accordingly, our management evaluates non-GAAP measures which exclude the impact of our Synthetic Fuel segment because those measures allow for period-over-period comparisons of our on-going core lodging operations. In addition, these non-GAAP measures facilitate management’s comparison of our results with the results of other lodging companies.

CTF transaction. Some of the non-GAAP measures are further adjusted to exclude the impact of the $94 million pre-tax charge (2005 second quarter) associated with the agreements we entered into with CTF Holdings Ltd. and its affiliates (“the CTF transaction”). That charge was primarily non-cash and primarily due to the write-off of deferred contract acquisition costs associated with the termination of management agreements. GAAP reporting for the CTF transaction charge does not reflect the fact that the company entered into new management agreements as part of the CTF transaction, which substantially replaced the terminated management agreements. Accordingly, our management evaluates the non-GAAP measures which exclude the CTF transaction charge because those measures allow for period-over-period comparisons relative to our on-going core lodging operations before material charges, and in particular because those non-GAAP measures recognize the new management agreements that were entered into as part of the CTF transaction and the resulting continuity of management for the hotels in question. In addition, these non-GAAP measures facilitate management’s comparison of our results with the results of other lodging companies.

Leveraged lease impairment charge and discontinued operations. Management evaluates non-GAAP measures that exclude the $17 million leveraged lease impairment charge recorded in the 2005 third quarter and discontinued operations in order to better assess the period-over-period performance of our on-going core operating business. Management does not consider the leveraged lease investment to be related to our core lodging business. In addition, non-GAAP measures which exclude these non-lodging items facilitate management’s comparison of our results with the results of other lodging companies.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

($ in millions)

	Fiscal Year 2006
				Range		Range
	First Quarter	Second Quarter	Third Quarter	Estimated Fourth Quarter	Estimated Fourth Quarter	Estimated Full Year	Estimated Full Year
Operating income	$203	$274	$229	***	***	***	***
Add back: Synthetic Fuel operating loss (income)	27	18	(2)	***	***	***	***

Lodging operating income**	$230	$292	$227	$310	$335	$1,059	$1,084

	Fiscal Year 2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
					Total
Operating income as reported	$158	$41	$135	$221	$555
Add back: Synthetic Fuel operating loss	45	36	34	29	144

Lodging operating income**	$203	$77	$169	$250	$699

**	Denotes non-GAAP financial measures.
***	Guidance not provided for the fourth quarter and full year of 2006.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Measures that Exclude Synthetic Fuel and Leveraged Lease Charge

(in millions, except per share amounts)

	Twelve Weeks ending September 8, 2006
	As Reported	Synthetic Fuel Impact	Excluding Synthetic Fuel **	Leveraged Lease Charge	Excluding Synthetic Fuel and Leveraged Lease Charges **
Operating income	$229	$2	$227	$—	$227
Gains and other income	13	3	10	—	10
Interest income and interest expense	(18)	(3)	(15)	—	(15)
Equity in losses	(1)	—	(1)	—	(1)

Income from continuing operations before income taxes and minority interest	223	2	221	—	221

Tax provision	(78)	(1)	(77)	—	(77)
Reversal of tax credits	(4)	(4)	—	—	—

Total tax provision	(82)	(5)	(77)	—	(77)

Minority interest	—	—	—	—	—

Income (loss) from continuing operations	$141	$(3)	$144	$—	$144

Diluted shares	424.7	424.7	424.7	424.7	424.7
Earnings (losses) from continuing operations per share - diluted	$0.33	$(0.01)	$0.34	$—	$0.34
Tax rate	36.8%		34.8%		34.8%

	Twelve Weeks ending September 9, 2005
	As Reported	Synthetic Fuel Impact	Excluding Synthetic Fuel **	Leveraged Lease Charge	Excluding Synthetic Fuel and Leveraged Lease Charges **
Operating income (loss)	$135	$(34)	$169	$—	$169
Gains and other income	39	21	18	—	18
Interest income, provision for loan losses and interest expense	(28)	—	(28)	(17)	(11)
Equity in earnings	17	—	17	—	17

Income (loss) from continuing operations before income taxes and minority interest	163	(13)	176	(17)	193

Tax (provision)/benefit	(61)	(3)	(58)	6	(64)
Tax credits	28	28	—	—	—

Total tax (provision)/benefit	(33)	25	(58)	6	(64)

Minority interest	18	18	—	—	—

Income (loss) from continuing operations	$148	$30	$118	$(11)	$129

Diluted shares	458.7	458.7	458.7	458.7	458.7
Earnings (losses) from continuing operations per share - diluted [1]	$0.32	$0.07	$0.26	$(0.02)	$0.28
Tax rate	20.2%		33.0%		33.2%

**	Denotes non-GAAP financial measures.
[1]	The sum of earnings per share as reported plus the individual earnings per share impact associated with Synthetic Fuel differs from earnings per share excluding Synthetic Fuel.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Measures that Exclude Synthetic Fuel, CTF Transaction, and Leveraged Lease Charge

(in millions, except per share amounts)

	Thirty-six Weeks ending September 8, 2006
	As Reported	Synthetic Fuel Impact	Excluding Synthetic Fuel **	CTF Transaction	Leveraged Lease Charge	Excluding Synthetic Fuel, CTF Transaction and Leveraged Lease Charges **
Operating income (loss)	$706	$(43)	$749	$—	$—	$749
Gains and other income	55	2	53	—	—	53
Interest income, reversal of loan losses and interest expense	(49)	(1)	(48)	—	—	(48)
Equity in earnings	2	—	2	—	—	2

Income (loss) from continuing operations before income taxes and minority interest	714	(42)	756	—	—	756

Tax (provision)/benefit	(251)	13	(264)	—	—	(264)
Tax credits	28	28	—	—	—	—

Total tax (provision)/benefit	(223)	41	(264)	—	—	(264)

Minority interest	6	5	1	—	—	1

Income from continuing operations	$497	$4	$493	$—	$—	$493

Diluted shares	434.4	434.4	434.4	434.4	434.4	434.4
Earnings from continuing operations per share - diluted	$1.14	$0.01	$1.13	$—	$—	$1.13
Tax rate	31.2%		34.9%			34.9%

	Thirty-six Weeks ending September 9, 2005
	As Reported	Synthetic Fuel Impact	Excluding Synthetic Fuel **	CTF Transaction	Leveraged Lease Charge	Excluding Synthetic Fuel, CTF Transaction and Leveraged Lease Charges **
Operating income (loss)	$334	$(115)	$449	$(94)	$—	$543
Gains and other income	97	20	77	—	—	77
Interest income, provision for loan losses, and interest expense	(32)	—	(32)	—	(17)	(15)
Equity in earnings	18	—	18	—	—	18

Income (loss) from continuing operations before income taxes and minority interest	417	(95)	512	(94)	(17)	623

Tax (provision)/benefit	(152)	21	(173)	32	6	(211)
Tax credits	134	134	—	—	—	—

Total tax (provision)/benefit	(18)	155	(173)	32	6	(211)

Minority interest	32	32	—	—	—	—

Income (loss) from continuing operations	$431	$92	$339	$(62)	$(11)	$412

Diluted shares	470.6	470.6	470.6	470.6	470.6	470.6
					.
Earnings (losses) from continuing operations per share - diluted [1]	$0.92	$0.20	$0.72	$(0.13)	$(0.02)	$0.88
Tax rate	4.3%		33.8%			33.9%

**	Denotes non-GAAP financial measures.
[1]	The sum of earnings per share as reported plus the individual earnings per share impact associated with Synthetic Fuel, CTF Transaction and Leveraged Lease charge differs from earnings per share excluding Synthetic Fuel, CTF Transaction and Leveraged Lease charge.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA

($ in millions)

	Fiscal Year 2006
	First Quarter	Second Quarter	Third Quarter	YTD Total
Net income	$65	$186	$141	$392
Cumulative effect of change in accounting principle before tax	173	—	—	173
Interest expense	27	30	29	86
Tax provision from continuing operations	56	85	82	223
Tax benefit from change in accounting principle	(68)	—	—	(68)
Depreciation	34	34	36	104
Amortization	6	8	8	22
Less: Depreciation reimbursed by third-party owners	(4)	(4)	(4)	(12)
Interest expense from unconsolidated joint ventures	5	6	5	16
Depreciation and amortization from unconsolidated joint ventures	6	7	7	20

EBITDA **	$300	$352	$304	$956

Synthetic fuel adjustment	24	11	(4)	31

Adjusted EBITDA **	$324	$363	$300	$987

Increase over 2005 Adjusted EBITDA	17%	19%	12%	16%
The following items make up the Synthetic Fuel adjustment:
Pre-tax synthetic fuel operating losses (income)	$31	$13	$(2)	$42
Pre-tax minority interest - synthetic fuel	(5)	—	—	(5)
Synthetic fuel depreciation	(2)	(2)	(2)	(6)

EBITDA adjustment for Synthetic Fuel	$24	$11	$(4)	$31

	Fiscal Year 2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$145	$138	$149	$237	$669
Interest expense	24	21	24	37	106
Tax provision/(benefit) from continuing operations	5	(20)	33	76	94
Tax provision from discontinued operations	—	—	1	—	1
Depreciation	30	29	46	51	156
Amortization	7	7	7	7	28
Less: Depreciation reimbursed by third-party owners	—	—	(12)	(5)	(17)
Interest expense from unconsolidated joint ventures	11	6	4	8	29
Depreciation and amortization from unconsolidated joint ventures	12	9	7	11	39

EBITDA**	$234	$190	$259	$422	$1,105

Synthetic fuel adjustment	42	22	(7)	(1)	56
Pre-tax gain from discontinued operations	—	—	(2)	—	(2)
Non-recurring charges -
CTF Transaction	—	94	—	—	94
Leveraged lease charge	—	—	17	—	17

Adjusted EBITDA**	$276	$306	$267	$421	$1,270

The following items make up the Synthetic Fuel adjustment:
Pre-tax synthetic fuel operating losses	$54	$28	$13	$17	$112
Pre-tax minority interest - synthetic fuel	(10)	(4)	(18)	(15)	(47)
Synthetic fuel depreciation	(2)	(2)	(2)	(3)	(9)

EBITDA adjustment for synthetic fuel	$42	$22	$(7)	$(1)	$56

**	Denotes non-GAAP financial measures.

Exhibit 99